Exhibit 99.1

U.S. Physical Therapy Reports Record Quarter

Net Income Increases 27% on 9% Revenue Rise

HOUSTON--(BUSINESS WIRE)--August 6, 2009--U.S. Physical Therapy, Inc. (NasdaqGS: USPH), a national operator of outpatient physical therapy clinics, today reported results for the quarter and six months ended June 30, 2009.

U.S. Physical Therapy’s net income for the second quarter 2009 was $3.6 million, or $.31 per diluted share, as compared to $2.9 million, or $.24 per diluted share, in the second quarter of 2008. For the six months ended June 30, 2009, net income was $6.4 million, or $.54 per diluted share, as compared to $5.2 million, or $.44 per diluted share, for the comparable period in the prior year.

Second Quarter 2009 compared to Second Quarter 2008

  Net revenue increased 9.3% from $47,389,000 to $51,787,000 due to a 3.5% increase in patient visits from 471,000 to 487,000 and an increase in average net patient revenue per visit of $5.07, or 5.2%, from $98.14 to $103.21.
  Gross margin increased to 28.4% from 25.3%. Total clinic operating costs were $37,066,000, or 71.6% of net revenue, as compared to $35,398,000, or 74.7% of net revenue, in the 2008 quarter. Clinic salaries and related costs as a percentage of net revenue declined to 51.0% for the second quarter of 2009 versus 52.4% for the 2008 comparable period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenue were 18.8% for the 2009 second quarter versus 20.6% for the 2008 comparable period. The provision for doubtful accounts was 1.7% of net revenue in the second quarter 2009 as compared to 1.6% in the 2008 second quarter.
  Corporate office costs were 12.0% of net revenue for the 2009 quarter versus 11.5% for the 2008 quarter. Corporate office costs were $6,234,000 in the second quarter of 2009 versus $5,431,000 in the 2008 second quarter.

  Operating income increased by $1,927,000, or 29.4%, to $8,487,000 from $6,560,000 for the 2008 second quarter. The operating income margin percentage of 16.4% was a 260 basis point improvement as compared to 13.8% for the second quarter 2008.
  Net income attributable to common shareholders rose 26.9% from $2,855,000 in the second quarter of 2008 to $3,622,000 in the second quarter 2009. Diluted earnings per share increased to $.31 from $.24.
  Same store revenues for de novo and acquired clinics open for one year or more, increased slightly. Same store visits decreased by 3.4% while the average net rate per visit increased by 4.8%.
  During the second quarter of 2009, the Company opened three new de novo clinics and closed two clinics ending the period with a total of 366 clinics.

Six Months 2009 compared to Six Months 2008

  For the six months ended June 30, 2009, net revenue increased 7.9% from $92,640,000 for the 2008 comparable period to $99,956,000 due to a 2.7% increase in patient visits from 925,000 to 950,000 and an increase in average net patient revenue per visit of $4.33, or 4.4%, from $97.70 to $102.03.
  Gross margin increased to 26.6% from 24.6%. Total clinic operating costs were $73,390,000 or 73.4% of net revenue as compared to $69,850,000 or 75.4% of net revenue in the 2008 period. Clinic salaries and related costs as a percentage of net revenue were 51.9% for the 2009 period versus 52.8% for the 2008 comparable period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenue were 20.0% for the 2009 period versus 20.9% for the 2008 comparable period. The provision for doubtful accounts was 1.6% of net revenue for both periods.
  Corporate office costs were 11.6% of net revenue for the 2009 period versus 11.3% for the 2008 comparable period. Corporate office costs were $11,622,000 in the 2009 period versus $10,493,000 in the 2008 comparable period.
  Operating income increased by $2,647,000, or 21.5%, to $14,944,000 from $12,297,000 for the 2008 period. The operating income margin percentage of 15.0% was a 170 basis point improvement as compared to 13.3% for the 2008 comparable period.
  Net income attributable to common shareholders rose 21.7% from $5,240,000 in the 2008 period to $6,376,000 in the 2009 period. Diluted earnings per share increased to $.54 from $.44.
  Same store revenues for de novo and acquired clinics open for one year or more remained stable. Same store visits decreased by 4.0% while the average net rate per visit increased by 4.0%.
  During the first six months of 2009, the Company opened nine new de novo clinics and closed three clinics for a net addition of six clinics for a total of 366 clinics at June 30, 2009.

Chris Reading, Chief Executive Officer, said “Our team’s focus in creating extraordinary value for our patients and referral sources has helped USPH to prosper in an otherwise difficult economic environment. Collective improvements in our service offerings combined with a companywide focus to eliminate unnecessary cost has produced significant improvements in our net rate per visit, our gross and operating margins and ultimately in our net income and EPS. Cash flow has been very good and our balance sheet remains strong giving us the flexibility to take advantage of opportunities to grow our company.”

Larry McAfee, Chief Financial Officer, said “U.S. Physical Therapy produced strong net cash flow in the first six months of 2009. Our net debt was reduced by $1.7 million from year end 2008 despite nine new clinic openings and purchasing approximately $5.6 million of common stock during the period.” The Company’s days sales outstanding for accounts receivable declined to an average of 45 days at June 30, 2009 as compared to 51 days at December 31, 2008.

In March 2009, U.S. Physical Therapy announced a share repurchase program. During the second quarter, the Company acquired 261,000 shares. Some 518,000 shares have been acquired in total since the repurchase program began.

U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on Thursday, August 6, 2009 to discuss the Company’s Second Quarter 2009 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 18651197 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  revenue and earnings expectations;
  general economic conditions;
  general business and regulatory conditions including federal and state regulations;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;

  competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-down or write-off of goodwill;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 366 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

(See Financials Attached)

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Net patient revenues	$50,291	$46,205	$96,955	$90,402
Management contract revenues and other revenues	1,496	1,184	3,001	2,238
Net revenues	51,787	47,389	99,956	92,640

Clinic operating costs:
Salaries and related costs	26,430	24,821	51,833	48,922
Rent, clinic supplies, contract labor and other	9,735	9,754	19,948	19,341
Provision for doubtful accounts	869	735	1,575	1,483
Closure costs	32	88	34	104
	37,066	35,398	73,390	69,850

Corporate office costs	6,234	5,431	11,622	10,493

Operating income	8,487	6,560	14,944	12,297

Interest and other income	2	249	5	274
Interest expense	(113)	(114)	(201)	(263)

Income from operations	8,376	6,695	14,748	12,308
Provision for income taxes	2,342	1,863	4,121	3,419
Net income including noncontrolling interests	6,034	4,832	10,627	8,889

Less: net income attributable to noncontrolling interest	(2,412)	(1,977)	(4,251)	(3,649)
Net income attributable to U.S. Physical Therapy, Inc.	$3,622	$2,855	$6,376	$5,240

Earnings per share attributable to U.S. Physical Therapy, Inc. common shareholders:
Basic	$0.31	$0.24	$0.54	$0.44

Diluted	$0.31	$0.24	$0.54	$0.44

Shares used in computation:
Basic	11,615	11,874	11,816	11,863
Diluted	11,653	12,045	11,822	11,997

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Numerator:
Net income attributable to U.S. Physical Therapy, Inc. common shareholders	$3,622	$2,855	$6,376	$5,240

Denominator:
Denominator for basic earnings per share -
weighted-average shares	11,615	11,874	11,816	11,863
Effect of dilutive securities -
Stock options	38	171	6	134
Denominator for diluted earnings per share -
adjusted weighted-average shares	11,653	12,045	11,822	11,997

Earnings per share attributable to U.S. Physical Therapy, Inc. common shareholders:
Basic	$0.31	$0.24	$0.54	$0.44

Diluted	$0.31	$0.24	$0.54	$0.44

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$10,439	$10,113
Patient accounts receivable, less allowance for doubtful accounts of $2,062 and $2,275, respectively	23,696	25,853
Accounts receivable - other	707	898
Other current assets	2,103	1,857
Total current assets	36,945	38,721

Fixed assets:
Furniture and equipment	32,121	30,947
Leasehold improvements	18,581	18,061
	50,702	49,008
Less accumulated depreciation and amortization	35,131	33,167
	15,571	15,841
Goodwill	56,097	55,886
Other intangible assets, net	6,203	6,452
Other assets	849	1,347
	$115,665	$118,247

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,090	$1,481
Accrued expenses	10,810	11,752
Current portion of notes payable	1,234	1,380
Total current liabilities	13,134	14,613
Notes payable	537	1,012
Revolving line of credit	10,600	11,400
Deferred rent	1,161	1,103
Other long-term liabilities	1,672	2,297
Total liabilities	27,104	30,425

Commitments and contingencies

Shareholders' equity:
U.S. Physical Therapy, Inc. shareholders's equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 13,756,218 and 14,252,053, shares issued, respectively	137	142
Additional paid-in capital	38,865	43,648
Retained earnings	75,822	69,446
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U.S. Physical Therapy, Inc. shareholders' equity	83,196	81,608
Noncontrolling interests	5,365	6,214
Total equity	88,561	87,822
	$115,665	$118,247

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)

	Six Months Ended June 30,
	2009	2008

OPERATING ACTIVITIES
Net income including noncontrolling interests	$10,627	$8,889
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	2,947	2,904
Provision for doubtful accounts	1,575	1,483
Equity-based awards compensation expense	798	760
Loss on sale or abandonment of assets	31	113
Excess tax benefit from exercise of stock options	-	(78)
Recognition of deferred rent subsidies	(238)	(218)
Deferred income tax	62	407
Changes in operating assets and liabilities:
Decrease (increase) in patient accounts receivable	505	(3,437)
Decrease in accounts receivable - other	191	230
Decrease (increase) in other assets	109	(1,187)
Decrease in accounts payable and accrued expenses	(1,390)	(92)
(Decrease) increase in other liabilities	(526)	185
Net cash provided by operating activities	14,691	9,959

INVESTING ACTIVITIES
Purchase of fixed assets	(2,290)	(2,097)
Purchase of businesses, net of cash acquired	-	(11,444)
Acquisitions of noncontrolling interests	-	(657)
Proceeds on sale of fixed assets	32	83
Net cash used in investing activities	(2,258)	(14,115)

FINANCING ACTIVITIES
Distributions to noncontrolling interests	(5,100)	(3,389)
Purchase and retire of common stock	(5,586)	-
Proceeds from revolving line of credit	10,950	12,300
Payments on revolving line of credit	(11,750)	(4,500)
Payment of notes payable	(621)	(329)
Excess tax benefit from stock options exercised	-	78
Proceeds from exercise of stock options	-	93
Net cash provided by (used in) financing activities	(12,107)	4,253

Net increase in cash and cash equivalents	326	97
Cash and cash equivalents - beginning of period	10,113	7,976
Cash and cash equivalents - end of period	$10,439	$8,073

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for :
Income taxes	$5,072	$3,464
Interest	$95	$204
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$-	$951

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC DEVELOPMENT ACTIVITY

	Opened	Acquired	Sold	Closed	Number of Clinics

Year Ended, December 31, 2006	30	8	(1)	(31)	292

First Quarter 2007, March 31, 2007	3	--	--	(2)	293

Second Quarter 2007, June 30, 2007	6	--	--	(1)	298

Third Quarter 2007, September 30, 2007	2	52	--	(6)	346

Fourth Quarter 2007, December 31, 2007	6	--	--	(3)	349

Year Ended, December 31, 2007	17	52	--	(12)	349

First Quarter 2008, March 31, 2008	4	1	--	(3)	351

Second Quarter 2008, June 30, 2008	7	9	--	(3)	364

Third Quarter 2008, September 30, 2008	3	--	(1)	(2)	364

Fourth Quarter 2008, December 31, 2008	2	4	--	(10)	360

Year Ended, December 31, 2008	16	14	(1)	(18)	360

First Quarter 2009, March 31, 2009	6	-	-	(1)	365

Second Quarter 2009, June 30, 2009	3	-	-	(2)	366

Six Months 2009, June 30, 2009	9	-	-	(3)	366

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer, 713-297-7000
or
Chris Reading, Chief Executive Officer, 713-297-7000